UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 7, 2006 (December 4, 2006)
Date of Report (Date of earliest event reported)

GREEN MOUNTAIN POWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

VERMONT
(State or Other Jurisdiction of Incorporation)

                1-8291                 03-0127430
(Commission File Number)  (IRS Employer Identification Number)

163 ACORN LANE
COLCHESTER, VT 05446
(Address and Zip Code of Principal Executive Offices)

(802) 864-5731
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;  Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2006, the Board of Directors of Green Mountain Power Corporation (the "Company") adopted resolutions amending, effective as of January 1, 2007, the Company’s Deferred Compensation Plan for Certain Officers (the "Plan") for the benefit of Christopher L. Dutton, the Company’s President and Chief Executive Officer, Mary G. Powell, Senior Vice President and Chief Operating Officer of the Company, Robert J. Griffin, Vice President, Power Supply & Risk Management, of the Company, Donald J. Rendall, Jr., Vice President, General Counsel and Corporate Secretary of the Company, Dawn D. Bugbee, Vice President, Chief Financial Officer and Treasurer of the Company and Walter S. Oakes, Vice President, Field Operations, of the Company (the “Eligible Employees”). The Plan amendments increase the maximum amount of compensation that may be deferred by the Eligible Employees from $35,000 to $75,000.

The resolutions amending the Plan are filed as Exhibits 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1
Resolutions of the Board of Directors of Green Mountain Power Corporation adopted on December 4, 2006 amending (effective as of January 1, 2007) the Company’s Deferred Compensation Plan for Certain Officers.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN POWER CORPORATION (Registrant)
Date: December 7, 2006	By: /s/ Dawn D. Bugbee
Name: Dawn D. Bugbee Title: Vice President and Chief Financial Officer (principal accounting officer)

Exhibit Index

Exhibit	Description
10.1
Resolutions of the Board of Directors of Green Mountain Power Corporation adopted on December 4, 2006 amending (effective as of January 1, 2007) the Company’s Deferred Compensation Plan for Certain Officers.